At RFMD(R)

Doug DeLieto

VP, Investor Relations

336-678-5322

RFMD(R) ANNOUNCES APPOINTMENT OF INDUSTRY VETERAN

HANS SCHWARZ AS CORPORATE VICE PRESIDENT, BUSINESS DEVELOPMENT

Greensboro, N.C., October 28, 2011 - RF Micro Devices, Inc. (Nasdaq GS: RFMD), a global leader in the design and manufacture of high-performance radio frequency components and compound semiconductor technologies, today announced the appointment of technology veteran Hans Schwarz, age 54, as corporate vice president, business development.

Mr. Schwarz brings more than 30 years of technology industry expertise to RFMD® as well as wide-ranging involvement in successful business development and M&A activity. In this newly created position, Mr. Schwarz will report to Bob Bruggeworth, president and CEO of RFMD, with responsibility for RFMD’s corporate business development initiatives, including strategic planning, M&A strategy and execution, and IP-based acquisition and licensing. Mr. Schwarz will be based in RFMD’s West Coast office, in California’s Silicon Valley.

Mr. Bruggeworth, said, “Hans is an exceptional leader with deep semiconductor industry experience, and we are very pleased to welcome him to RFMD. In previous positions at other semiconductor industry leaders, Hans successfully developed and executed large-scale business development programs that drove growth. As part of the RFMD team, we expect him to contribute immediately to our strategic efforts to deliver incremental growth and profitability.”

Mr. Jerry Neal, co-founder and executive vice president of corporate marketing of RFMD, said, “I am pleased with the successes our corporate development team achieved in the past through several strategic business and manufacturing asset acquisitions. These corporate development successes have enabled RFMD to become a diversified growth company with an extremely bright future. I am pleased that the organizational changes announced today will allow me to continue my focus in the areas of RFMD’s branding, strategic marketing and other corporate marketing initiatives.”

Before joining RFMD, Mr. Schwarz served as managing director for a $300 million late stage venture capital crossover fund, where he was responsible for searching for and investing in innovative, market-leading late-stage companies in semiconductors, storage, networking and telecom, cleantech, and other industries. Prior to that, Mr. Schwarz spent 15 years at Xilinx, Inc. (Nasdaq: XLNX), a market leader in programmable logic, serving most recently as VP of Business and Strategy Development. While at Xilinx, his responsibilities included global strategy development, managing a $300 million strategic investment fund, corporate partnerships, and developing and implementing an industry-leading M&A process.

Prior to Xilinx, Mr. Schwarz held various management, marketing and engineering positions at Chips and Technologies, Inc., LSI Logic and Fairchild Semiconductor.

Mr. Schwarz holds a BS in Electrical Engineering and Computer Science from Santa Clara University, in Silicon Valley. He is an independent board member of Lattice Semiconductor Corp (Nasdaq: LSCC).

About RFMD

RF Micro Devices, Inc. (Nasdaq:RFMD) is a global leader in the design and manufacture of high-performance radio frequency components and compound semiconductor technologies. RFMD's products enable worldwide mobility, provide enhanced connectivity and support advanced functionality in the cellular handset, wireless infrastructure, wireless local area network (WLAN), CATV/broadband and aerospace and defense markets. RFMD is recognized for its diverse portfolio of semiconductor technologies and RF systems expertise and is a preferred supplier to the world's leading mobile device, customer premises and communications equipment providers.

Headquartered in Greensboro, N.C., RFMD is an ISO 9001- and ISO 14001-certified manufacturer with worldwide engineering, design, sales and service facilities. RFMD is traded on the NASDAQ Global Select Market under the symbol RFMD. For more information, please visit RFMD's web site at www.rfmd.com.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices' business is subject to numerous risks and uncertainties, including variability in operating results, risks associated with the impact of global macroeconomic and credit conditions on our business and the business of our suppliers and customers, our reliance on a few large customers for a substantial portion of our revenue, the rate of growth and development of wireless markets, our ability to bring new products to market, our reliance on inclusion in third party reference designs for a portion of our revenue, our ability to manage channel partner and customer relationships, risks associated with the operation of our wafer fabrication, molecular beam epitaxy, assembly and test and tape and reel facilities, our ability to complete acquisitions and integrate acquired companies, including the risk that we may not realize expected synergies from our business combinations, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, raw material costs and availability, our ability to reduce costs and improve margins in response to declining average selling prices, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, dependence on gallium arsenide (GaAs) for the majority of our products, dependence on third parties, and substantial reliance on international sales and operations. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K and other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES® and RFMD® are trademarks of RFMD, LLC. All other trade names, trademarks and registered trademarks are the property of their respective owners.

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